EXHIBIT 99.3
------------




                    TARGETED MARKETING SERVICES (TMS)

                                CONTENTS


                                                               Page
                                                               ----


Report of Independent Auditors. . . . . . . . . . . . . . . .     1


Financial Statements

  Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     2

  Statements of Operations. . . . . . . . . . . . . . . . . .     3

  Statements of Divisional Equity . . . . . . . . . . . . . .     4

  Statements of Cash Flows. . . . . . . . . . . . . . . . . .     5

  Notes to the Financial Statements . . . . . . . . . . . . .  6-13

                     REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of CoolSavings, Inc.:

      In our opinion, the accompanying balance sheets and the related statements of operations, divisional equity and cash flows present fairly, in all material respects, the financial position of Targeted Marketing Services("the Company") a division of ADS Alliance Data Systems, Inc.("ADS") at December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from December 4, 2002 to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The Company was a division of ADS, and consequently, as discussed in
Note 1, these financial statements have been derived from the accounting records of ADS and reflect certain assumptions and allocations. Moreover, as discussed in Note 1, the Company relied on ADS for certain administrative, management and other services. Accordingly, these consolidated financial statements do not necessarily reflect the financial position, results of operations and cash flows of the Company had it been a separate stand-alone entity, independent of ADS.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred recurring losses from operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






PricewaterhouseCoopers LLP
Chicago, Illinois

April 19, 2004

                    TARGETED MARKETING SERVICES (TMS)

                             BALANCE SHEETS

                       DECEMBER 31, 2003 AND 2002



                                                 AS OF DECEMBER 31,
                                           ---------------------------
                                                2003           2002
                                            -----------    -----------
              ASSETS

Current assets:
Accounts receivable, net of allowance
  of $17,689 and $0 at December 31,
  2003 and 2002, respectively . . . . . .    $  162,378     $  105,635
Prepaid Transora servicing fees . . . . .         --           201,950
Prepaid licenses. . . . . . . . . . . . .       377,273        440,909
Prepaids and other current assets . . . .        26,500         28,153
                                             ----------     ----------
        Total current assets. . . . . . .       566,151        776,647

Property and equipment, net . . . . . . .        89,192         23,354
Customer contracts, net . . . . . . . . .        53,500         59,500
Technology/patents, net . . . . . . . . .       114,583        239,583
Website development costs, net. . . . . .       119,980        250,861
Goodwill. . . . . . . . . . . . . . . . .        17,916         17,916
                                            -----------    -----------
        Total assets. . . . . . . . . . .       961,322      1,367,861
                                            -----------    -----------


           LIABILITIES

Current liabilities:
Accrued expenses. . . . . . . . . . . . .       274,910        487,219
Deferred revenue. . . . . . . . . . . . .         3,800          --
                                            -----------    -----------
        Total current liabilities . . . .       278,710        487,219
                                            -----------    -----------
Commitments and contingencies (Note 8)


         DIVISIONAL EQUITY

Accumulated deficit . . . . . . . . . . .    (4,035,714)      (249,769)
Advances from parent. . . . . . . . . . .     4,718,326      1,130,411
                                            -----------    -----------
        Total divisional equity . . . . .       682,612        880,642
                                            -----------    -----------

        Total liabilities and
          divisional equity . . . . . . .   $   961,322    $ 1,367,861
                                            ===========    ===========











                 The accompanying notes are an integral
                    part of the financial statements.

                    TARGETED MARKETING SERVICES (TMS)

                        STATEMENTS OF OPERATIONS



                                                           PERIOD FROM
                                                           DECEMBER 4,
                                            YEAR ENDED       2002 TO
                                            DECEMBER 31,   DECEMBER 31,
                                               2003           2002
                                            ------------   ------------

Revenue . . . . . . . . . . . . . . . . .   $   954,884    $   102,578

Cost of revenues. . . . . . . . . . . . .       782,772        121,880
                                            -----------    -----------
Gross profit (loss) . . . . . . . . . . .       172,112        (19,302)


Operating expenses:
  Sales and marketing . . . . . . . . . .     2,213,210        128,133
  Product development . . . . . . . . . .       519,709         34,118
  General and administrative. . . . . . .     1,225,138         68,216
                                            -----------    -----------
Total operating expenses. . . . . . . . .     3,958,057        230,467
                                            -----------    -----------

Net loss. . . . . . . . . . . . . . . . .   $(3,785,945)   $  (249,769)
                                            ===========    ===========





































                 The accompanying notes are an integral
                    part of the financial statements.

                    TARGETED MARKETING SERVICES (TMS)

               STATEMENTS OF CHANGES IN DIVISIONAL EQUITY



                                                              Total
                                                            Divisional
                                                              Equity
                                                            ----------

December 4, 2002. . . . . . . . . . . . . . . . . . . .     $    --

Net loss. . . . . . . . . . . . . . . . . . . . . . . .       (249,769)

Advances from parent. . . . . . . . . . . . . . . . . .      1,130,411
                                                            ----------

December 31, 2002 . . . . . . . . . . . . . . . . . . .        880,642
                                                            ----------

Net loss. . . . . . . . . . . . . . . . . . . . . . . .     (3,785,945)

Advances from parent. . . . . . . . . . . . . . . . . .      3,587,915
                                                            ----------

December 31, 2003 . . . . . . . . . . . . . . . . . . .     $  682,612
                                                            ==========







































                 The accompanying notes are an integral
                    part of the financial statements.

                    TARGETED MARKETING SERVICES (TMS)

                        STATEMENTS OF CASH FLOWS



                                                           PERIOD FROM
                                                           DECEMBER 4,
                                            YEAR ENDED       2002 TO
                                            DECEMBER 31,   DECEMBER 31,
                                               2003           2002
                                            ------------   ------------

Cash flows used in operating activities:
  Net loss. . . . . . . . . . . . . . . .   ($3,785,945)   $  (249,769)

Adjustments to reconcile loss to net
 cash used in operating activities:
  Depreciation and amortization expense .       290,409         23,947
  Provision for doubtful accounts . . . .        17,689          --
Changes in assets and liabilities:
  (Increase) accounts receivable. . . . .       (74,433)      (105,635)
  Decrease (increase) in prepaids
    and other current assets. . . . . . .         1,653         (9,205)
  Decrease in prepaid licenses. . . . . .        63,631         21,970
  Decrease in prepaid Transora
    servicing fees. . . . . . . . . . . .       201,950          --
  (Decrease) in accrued payables. . . . .      (212,309)      (129,719)
  Increase in deferred revenue. . . . . .         3,800          --
                                            -----------    -----------
Net cash used in operations . . . . . . .    (3,493,555)      (448,411)

Cash flows used in investing activities:
  Purchase of equipment and software. . .       (94,360)         --
  Purchase of TMS assets. . . . . . . . .         --          (682,000)
                                            -----------    -----------
Net cash flows used in investing
  activities. . . . . . . . . . . . . . .       (94,360)      (682,000)
                                            -----------    -----------

Cash flows from financing activities:
  Advances from parent. . . . . . . . . .     3,587,915      1,130,411
                                            -----------    -----------
Net cash flows from financing
  activities. . . . . . . . . . . . . . .     3,587,915      1,130,411
                                            -----------    -----------

Net increase (decrease) in cash . . . . .   $     --       $     --
                                            ===========    ===========

Cash and cash equivalents,
  beginning of period . . . . . . . . . .   $     --       $     --
                                            ===========    ===========

Cash and cash equivalents,
  end of period . . . . . . . . . . . . .   $     --       $     --
                                            ===========    ===========










                 The accompanying notes are an integral
                    part of the financial statements.

                    TARGETED MARKETING SERVICES (TMS)

                      NOTES TO FINANCIAL STATEMENTS


1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      DESCRIPTION OF THE BUSINESS -- Targeted Marketing Services ("TMS" or the "Company") was acquired by ADS Alliance Data Systems, Inc. ("ADS" or "Parent") on December 3, 2002 from eCPG.net,Inc. d/b/a Transora. TMS is a division of ADS. The Company provides the consumer packaged goods industry an online promotions network that connects manufacturers and retailers with
consumers.   The Company provides targeted promotions across its network of retailers' web sites and web partner sites. The Company's internet promotions are designed to engage consumers, create loyalty, and build lifelong relationships. Primary operations are conducted in Chicago, Illinois.

      BASIS OF PRESENTATION -- The accompanying financial statements have been carved out of the ADS financial statements and reflect the purchase price allocations upon the acquisition of TMS by ADS and present the Company's activities on a separate entity basis. Assets and liabilities separately and distinctly identifiable to TMS are reflected on the accompanying balance sheets. The statements of operations include allocations of certain corporate expenses, including compensation and benefits for accounting and finance, legal and human resource functions, insurance services, information technology services and other ADS corporate and infrastructure costs. These allocations totaling $418,455 and $9,000, for the year ended December 31, 2003 and for the period ended December 31, 2002, respectively, were determined on bases that management of ADS and TMS considered to be a reasonable reflection of the utilization of services provided or the benefit received by TMS. ADS did not carry any third party debt on behalf of TMS and did not charge TMS interest on cash advances. Therefore, no allocation of interest expense is included in these carve out financial statements. Although TMS is part of a consolidated group for tax purposes, these financial statements have been prepared on a separate entity basis. Management believes that the assumptions and allocations used in these financial statements are reasonable. The expenses allocated to TMS for these services are not indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be charged or incurred in the future. These financial statements may not necessarily reflect what TMS's results of operations, financial position or cashflows would have been had TMS been a stand-alone entity during the period presented.

      PROFITABILITY UNCERTAIN AND LIQUIDITY CONSTRAINTS -- The Company has incurred substantial operating losses since inception. Until profitability is achieved, substantial doubt exists about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. These losses were funded by the Parent since its acquisition of the Company on December 3, 2002 until the sale of certain assets of the Company in February 2004. See Note 12.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      REVENUE RECOGNITION -- Revenue from manufacturers and distributors is recognized when coupons are distributed to customers either electronically or by mail.

                    TARGETED MARKETING SERVICES (TMS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      PROPERTY AND EQUIPMENT -- Fixed assets are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis, using estimated lives approximating three years. Repairs and maintenance are expensed as incurred.

      GOODWILL AND OTHER INTANGIBLE ASSETS -- In 2002, under Statement of Financial Accounting Standard ("SFAS") No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed at least annually for impairment or more frequently if circumstances indicate that an impairment may have occurred, using the market comparable and discounted cash flow methods. Separable assets that have finite useful lives continue to be amortized over those useful lives. An impaired separable intangible asset would be written down to fair value, calculated using the discounted cash flow method. The fair value of the reporting unit exceeded the carrying value of the goodwill and indefinite lived assets and, therefore, no impairment was reported in 2002 or 2003.

      CAPITALIZED WEB SITE DEVELOPMENT COSTS -- Effective July 1, 2000, the Company adopted the standards of EITF Issue No. 00-2 "Accounting for Web Site Development Costs", which requires capitalization of certain web site development costs. At December 4, 2002, upon the purchase of the assets of the TMS business, the Company assigned a fair value of $261,775 to the web site development costs which had previously been capitalized by TMS. The Company amortized $10,907 and $130,888 of these costs during the period ended December 31, 2002, and the year ended December 31, 2003, respectively. No additional web site development costs were capitalized during these periods.

      STOCK COMPENSATION EXPENSE -- The Parent has stock-based compensation plans which are described more fully in Note 9. The Company accounts for stock compensation plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
No. 25), and related Interpretations. No stock-based employee compensation cost is reflected in net income for stock options, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

      Had compensation cost been determined based on the fair value at the grant dates for awards in 2003 and 2002, consistent with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" the Company's net loss would have been $3,847,045 and $253,813, respectively. Because options vest over several years, the above proforma results are not representative of the proforma results for future years. For purposes of proforma disclosure, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions.

                                                  2003        2002
                                                --------    --------

      Expected dividend yield . . . . . . . .      --          --
      Risk free interest rate . . . . . . . .       3.2%        3.5%
      Expected life of options (years). . . .       4.0         4.0
      Assumed volatility. . . . . . . . . . .      33.9%       48.0%
      Weighted average fair value . . . . . .      7.54        7.28

                    TARGETED MARKETING SERVICES (TMS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      SIGNIFICANT CUSTOMERS -- Revenue from four customers accounted for approximately 74 percent of total revenue for the year ended December 31, 2003. Revenue from two customers accounted for approximately 87 percent of total revenue for the period from December 4, 2002 to December 31, 2002. Accounts receivable from four customers represented approximately 72 percent of accounts receivable at December 31, 2003. Accounts receivable from two customers represented approximately 87 percent of accounts receivable at December 31, 2003.

      ACCOUNTS RECEIVABLE -- The Company grants trade credit to its customers. Any required allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company's historical collection experience. At December 31, 2003 and 2002, the Company had an allowance for doubtful accounts of $17,689 and $0, respectively.

      FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company's short term financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

      ADVERTISING -- Advertising costs are expensed as incurred.
Advertising expense was $432,785 for the year ended December 31, 2003, and $0 for the period ended December 31, 2002.

      INCOME TAXES -- For purposes of the financial statements, the Company has presented income taxes on a separate entity basis, as described in Note
5. Deferred income taxes are provided for differences arising in the timing of income and expenses for financial reporting and for income tax purposes using the asset/liability method of accounting. Under this method, deferred income taxes are recognized for the future tax consequences attributable to the differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

      LONG-LIVED ASSETS -- The Company assesses the recoverability of long-lived assets at the asset group level, whenever adverse events or changes in circumstances or business climate indicate that an impairment may have occurred. If the future cash flows (undiscounted and without interest) expected to result from the use of the related assets are less than the carrying value of such assets, an impairment has incurred and a loss is recognized to reduce the carrying value of the long-lived assets to fair value, which is determined by discounting estimated future cash flows.

      COMPREHENSIVE EARNINGS -- The Company reports comprehensive earnings in accordance with SFAS Statement No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive earnings and its components in general-purpose financial statements. There were no components of other comprehensive income or loss during any of the periods presented.

      SEGMENT INFORMATION -- SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" requires that management identify operating segments based on the way that management disaggregates the entity for making internal operating decisions. The Company currently operates in one segment.

                    TARGETED MARKETING SERVICES (TMS)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      CONCENTRATION OF CREDIT RISKS -- Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. To minimize risk, the Company performs on going credit risk evaluations of its customers' financial condition.

      RECENT PRONOUNCEMENTS -- In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which expands previously issued accounting guidance and disclosure requirements for certain guarantees. The Interpretation requires an entity to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision of initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. This interpretation did not have a material impact on the Company's financial position or results of operations.

      The Company entered into a standard indemnification agreement in the ordinary course of business with one of its largest customers. Pursuant to this agreement, the Company indemnifies, defends and holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party in defending or negotiating the settlement of any claim, arising out of or related to the Company's proprietary system or Company site or breach of the contract or any other acts or omissions of the Company, but only to the extent such liability is not caused by the acts or omissions of such party. Based on historical experience and information known as of December 31, 2003 and December 31, 2002, the Company has not recorded any liabilities for the above indemnities.


3.    PURCHASE OF ASSETS OF TMS

      On December 3, 2002, the Company purchased substantially all of the assets of TMS for $950,000 in cash, including $268,000 in acquisition related costs, and the assumption of certain liabilities totaling $359,000.

The agreement also included an earn out provision based on certain performances which were not achieved.

      The acquisition was accounted for by the purchase method of accounting and, accordingly, the results of operations for the period subsequent to the acquisition are included in the financial statements.

      Based upon an assessment of the fair values, the allocation of the total purchase price of $949,559 to the proportionate amount of assets acquired and liabilities assumed was as follows:

      Prepaid assets. . . . . . . . . . . . . .     $  693,679
      Capitalized web site costs. . . . . . . .        261,775
      Proprietary technology. . . . . . . . . .        250,000
      Customer relationship . . . . . . . . . .         60,000
      Software. . . . . . . . . . . . . . . . .         25,477
      Goodwill. . . . . . . . . . . . . . . . .         17,916
                                                    ----------
      Total assets acquired . . . . . . . . . .      1,308,847
      Less:  Liabilities assumed. . . . . . . .        359,288
                                                    ----------
      Total purchase price. . . . . . . . . . .     $  949,559
                                                    ==========

                    TARGETED MARKETING SERVICES (TMS)

3.    PURCHASE OF ASSETS OF TMS - CONTINUED

      The capitalized web site costs, proprietary technology, and customer relationship intangible assets have been assigned estimated useful lives of two years, two years, and ten years, respectively. All identifiable intangible assets are to be amortized on a straight line basis. The allocation to goodwill will be tested at least annually or more frequently if circumstances indicate that an impairment may have occurred in accordance with SFAS No. 142.

4.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                  December 31,
                                             ----------------------
                                                2003         2002
                                              --------     --------
      Computer equipment and
        purchased software. . . . . . . .     $119,836     $ 25,477
      Accumulated depreciation. . . . . .      (30,644)      (2,123)
                                              --------     --------
      Property and equipment, net . . . .     $ 89,192     $ 23,354
                                              ========     ========

      Depreciation expense was $28,521 and $2,123 for the year ended December 31, 2003, and the period ended December 31, 2002, respectively.

5.    INCOME TAXES

      The Company is part of a consolidated group for tax purposes. For purposes of these financial statements, income taxes are presented on a separate-entity basis. No benefit for income taxes was recognized for the Company's net loss in 2003 and 2002. As of December 31, 2003, the Company had deferred tax assets of approximately $1,500,000 relating primarily to the net operating loss carryforward. The net deferred tax asset has been fully offset by a valuation allowance. At December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,000,000 which expire in tax year 2023. Changes in ownership structure may result in limitations for utilization under the Internal Revenue Code.

6.    INTANGIBLE ASSETS

      Intangible assets consist of the following:

                             December 31,
                        -------------------   Amortization Life
                           2003      2002     and Method
                         --------  --------   --------------------------

Customer relationship .  $ 60,000  $ 60,000   10 years -- straight line
Technology/patents. . .   250,000   250,000   2 years -- straight line
Website development
  costs . . . . . . . .   261,775   261,775   2 years -- straight line
                         --------  --------
    Total . . . . . . .   571,775   571,775

Accumulated
  amortization. . . . .  (283,712)  (21,824)
                         --------  --------
Intangible assets, net.  $288,063  $549,951
                         ========  ========

                    TARGETED MARKETING SERVICES (TMS)

6.    INTANGIBLE ASSETS - CONTINUED

      Amortization expense was $261,888 and $21,824 for the year ended December 31, 2003 and in the period ended December 31, 2002, respectively.


7.    ACCRUED EXPENSES

      Accrued expenses consist of:

                                                  December 31,
                                             ----------------------
                                                2003         2002
                                              --------     --------
      Payroll and employee
        related costs . . . . . . . . . .     $ 94,610     $ 23,350
      Service and license contracts . . .       81,810      445,281
      Customer obligation . . . . . . . .       98,490        3,050
      Other . . . . . . . . . . . . . . .        --          15,538
                                              --------     --------
                                              $274,910     $487,219
                                              ========     ========


8.    COMMITMENTS AND CONTINGENCIES

      As part of the acquisition of the business from eCPG.net,Inc. d/b/a Transora, the Company acquired a technology licensing agreement with CoolSavings, Inc. ("CoolSavings") requiring payments through 2011. At December 31, 2003, the agreement required annual payments of $200,000 through June 30, 2011. The Company has included the annual costs of this license in cost of sales in the accompanying statements of operations for the year ended December 31, 2003 and the period from December 4, 2002 to December 31, 2002. Annual payments under the agreement at December 31, 2003 are as follows:

                      Payments due
                      June 30,                  Amount
                      -------------           ----------
                      2004                    $  200,000
                      2005                       200,000
                      2006                       200,000
                      2007                       200,000
                      2008                       200,000
                      Thereafter                 600,000
                                              ----------
                                              $1,600,000
                                              ==========

      In January 1998, the Company entered into a license agreement with a third party providing the Company the right to use certain electronic technology for distributing, redeeming and clearing merchandise coupons. When exceeding certain volumes of transactions, the license requires quarterly royalties of 2.5 percent of revenues received by the Company from the use of the technology, with an annual minimum royalty of $375,000, subject to adjustment. The Company has accrued $26,340 and $375,000 for royalties owed to the third party under this agreement for the year ended December 31, 2003 and for the period ended December 31, 2002, respectively.

                    TARGETED MARKETING SERVICES (TMS)

9.    STOCK COMPENSATION PLANS

      ADS accounts for stock based compensation arrangements in accordance with the provisions of APB No. 25. Options to purchase the common stock of ADS' parent Alliance Data Systems Corporation ("ADSC") are granted on the date of hire, with such options vesting over a three year period. Under APB 25, compensation expense is recognized for options with an exercise price below the estimated fair value of ADS's common stock at the date of grant. No such compensation expense has been included in the Company financial statements for the year ended December 31, 2003 and the period from December 4, 2002 to December 31, 2002.

      As of December 31, 2002, there were 20,000 options outstanding held by TMS employees with a weighted-average exercise price of $17.91 per share. No options had vested, been exercised, or been cancelled. During 2003, 10,000 options had been issued at an exercise price of $24.03. As of December 31, 2003, there were 30,000 options outstanding held by TMS employees with a weighted average exercise price of $19.95, of which 6,600 options had vested. No options had been exercised or cancelled.

      The following table summarizes information concerning currently outstanding and exercisable stock options at December 31, 2003:

                            Outstanding              Exercisable
                  ------------------------------ ------------------
                             Remaining  Weighted           Weighted
                            contractual average            average
Range of                       life     exercise           exercise
exercise price      Options   (Years)    price    Options   price
--------------      ------- ----------- --------  -------  --------
$15.00 to $20.00. .  20,000         8.6   $17.91    6,600    $17.91
$20.01 to $25.00. .  10,000         9.2   $24.03     --      $  --
                     ------                         -----
                     30,000                         6,600
                     ======                         =====


10.   EMPLOYEE BENEFIT PLANS

      ADSC maintains a 401(k) profit sharing plan, which covers all eligible U.S. employees including the Company's employees. Participants can, in accordance with Internal Revenue Service ("IRS") guidelines, set aside both pre and post tax savings in this account. In addition to their own savings, the Company contributes to plan participants' accounts in three different ways. First, each pay period the Company matches dollar for dollar on the first three percent set aside by the participant. Second, in addition to the Company match, participants are eligible once a year at the discretion of the Board of Directors for a match based on the second three percent set aside by the plan participant. Third, the Company contributes to each plan participant's account in the form of a retirement contribution that is formula based, factoring in age and years of service with the Company. The maximum annual retirement contribution an employee could potentially receive is 12% of their eligible pay.












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


                    TARGETED MARKETING SERVICES (TMS)

                NOTES TO FINANCIAL STATEMENTS - CONCLUDED


11.   RELATED PARTY TRANSACTIONS

      In December 2002, the Company acquired the assets related to TMS from eCPG.net, Inc. d/b/a Transora, Inc. ("Transora") and entered into a transition services agreement for office space in the Chicago area for the TMS employees and for interim data center support. The initial term of the agreement was one six-month period, beginning August 2003, and included a monthly renewal option, at the discretion of the Company's management. The occupancy expenses of $136,000 and data center support costs $94,800 for December 2002 through July 2003 were included in the initial payment made to Transora when ADS acquired the TMS assets and are reflected in the statements of operations for the periods presented.


12.   SUBSEQUENT EVENTS

      As part of the acquisition of certain assets of TMS from Transora, ADS acquired certain patent rights and licensing agreements. In January 2004, Transora was informed of litigation concerning one of the patents assumed to be purchased by ADS as part of the acquisition of the TMS-related assets. Based on the outcome of Transora's lawsuit with the original license holder, the Company has agreed to return full rights to the patent in question as the Company does not use the technology for its current operations. An adverse financial impact of the Company related to Transora's litigation is neither estimable nor probable and accordingly no amounts have been recorded in the accompanying financial statements.

      On February 6, 2004, ADS sold the assets of the Company for $100,000 in cash to CoolSavings, Inc. CoolSavings also paid to ADS $93,000 pursuant to a Transition Services Agreement, whereby ADS will provide CoolSavings with certain data hosting and facility services to support uninterrupted service during the transition of the TMS business from ADS to CoolSavings. In addition, in connection with the acquisition, CoolSavings released ADS from further royalty payments due to CoolSavings under a pre-existing cross license agreement, as discussed in Note 8. The cross license agreement remains in place between ADS and CoolSavings. As part of the acquisition, CoolSavings acquired TMS technology, together with certain patent rights, consumer packaged goods contracts, retail relationships, and other assets related to the delivery of electronic loyalty programs.


























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